UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

May 17, 2024
Date of Report (Date of earliest event reported)

CervoMed Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37942	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Park Plaza, Suite 424 Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 744-4400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CRVO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

To the extent required by Item 1.01 of Form 8-K, the disclosures set forth in Item 5.02 below are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

To the extent required by Item 1.02 of Form 8-K, the disclosures set forth in Item 5.02 below are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer Transition

On May 17, 2024, the Board of Directors (the “Board”) of CervoMed Inc. (the “Company”) appointed William Elder, the Company’s current General Counsel, Corporate Secretary and Acting Principal Financial Officer, to serve as the Company’s Chief Financial Officer, effective June 1, 2024. The Board also designated Mr. Elder as the Company’s Principal Financial Officer and Principal Accounting Officer, effective immediately. Mr. Elder will also continue to serve as the Company’s General Counsel and Corporate Secretary.

Mr. Elder has served as the Company’s General Counsel and Corporate Secretary since September 2020 and as the Company’s Acting Principal Financial Officer since March 2024. Mr. Elder also previously served as Principal Financial Officer of Diffusion Pharmaceuticals Inc. (“Diffusion”) from June 2023 to August 2023 and as a part-time consultant to Diffusion from July 2020 to September 2020. Prior to joining Diffusion, Mr. Elder principally served as president and chief executive officer of BillyVonElds, LLC, a season-long and daily fantasy sports company, where he managed all corporate, financial, legal, and operational aspects of the business from April 2019 to September 2020. From 2011 to February 2019, Mr. Elder served as a corporate and securities associate for Dechert LLP, an international law firm, where Mr. Elder’s practice focused primarily on counseling public companies on securities laws and regulatory requirements, corporate governance matters, and financial transactions in the equity and debt markets. Prior to his time at Dechert LLP, Mr. Elder served as an analyst for Creative Financial Group, a full service financial advisory and planning firm focused on advising high net worth individuals. He received his J.D. from the University of Pennsylvania Law School, an M.S. in finance from Villanova University, and a B.A. in economics from Tufts University.

The selection of Mr. Elder to serve as Chief Financial Officer was not pursuant to any arrangement or understanding between Mr. Elder and any other person. There are no family relationships between Mr. Elder and any director or executive officer of the Company, and there are no transactions between Mr. Elder and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with the foregoing, on May 20, 2024, the Company announced that, William Tanner, Ph.D., the Company’s current Chief Financial Officer, will be transitioning into a consulting role. Pursuant to the terms of the mutually agreed upon Separation Agreement and a Consulting Agreement (in each case, as defined below), Dr. Tanner’s employment with the Company will terminate effective May 31, 2024, and, effective June 1, 2024, Dr. Tanner will begin service as a consultant to the Company.

Amended & Restated Employment Agreement

In connection with Mr. Elder’s appointment as Chief Financial Officer, Mr. Elder and the Company intend to enter into an Amended and Restated Employment Agreement, effective as of June 1, 2024 (the “Employment Agreement”), under which Mr. Elder will serve as the Company’s Chief Financial Officer. Upon its effectiveness, the Employment Agreement will supersede the terms of Mr. Elder’s current employment agreement with the Company, dated September 8, 2020, as amended March 29, 2023.

Pursuant and subject to the terms and conditions of the Employment Agreement, Mr. Elder will serve as the Company’s Chief Financial Officer, receive an annual base salary of $429,000, and have an initial target bonus opportunity equal to 35% of his base salary. During the term of employment, Mr. Elder’s base salary and target bonus opportunity is subject to increase (but not decrease) at the discretion of the Board and he will also be eligible to participate in the Company’s broad-based employee benefit plans, including the Company’s 2015 Equity Incentive Plan, as amended (the “Equity Plan”), subject to the terms and conditions of each applicable plan.

The Employment Agreement also provides that, in the event that Mr. Elder’s employment is terminated by the Company other than for Cause, death or Disability or upon his resignation for Good Reason (as all such capitalized terms are defined in the Employment Agreement), Mr. Elder will be entitled to any unpaid bonus earned in the year prior to termination, a pro-rata portion of any bonus earned during the year of termination, continuation of base salary for nine months, and 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or 24 months following a Change of Control (as defined in the Employment Agreement), then Mr. Elder will be entitled to receive the same severance benefits as provided above except he will receive (a) in lieu of the base salary continuation and bonus payments described above, a payment equal to 150% of the sum of his base salary and the higher of his target annual bonus opportunity and the bonus payment received for the year immediately preceding the year in which termination occurred and (b) in lieu of the COBRA reimbursements described above, an amount equal to 18 times the monthly COBRA premium for Mr. Elder and his eligible dependents. The payments described in clauses (a) and (b) of the preceding sentence would be paid in a lump sum in some cases and partly in a lump sum and partly in installments over 12 months in other cases. In addition, if Mr. Elder’s employment is terminated by the Company without Cause or by Mr. Elder for Good Reason, in either case, upon or within 24 months following a Change of Control, Mr. Elder will be entitled to full vesting of all equity awards received by Mr. Elder from the Company (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance).

The Employment Agreement also contains customary non-competition, non-solicitation, and confidentiality provisions.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by the terms and conditions of the full terms of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Separation Agreement and Consulting Agreement

In connection with Dr. Tanner’s separation from employment, the Company expects to enter into (i) a Separation Agreement and Release with Dr. Tanner, effective May 31, 2024 (the “Separation Agreement”), and (ii) a Consulting Agreement with Dr. Tanner, effective June 1, 2024 (the “Consulting Agreement”). The Separation Agreement will provide, among other things, that Dr. Tanner will be eligible to receive: (i) a lump-sum payment equal to $162,000, subject to lawful deductions, equal to nine months gross base salary, (ii) a lump-sum amount equal to $31,397, subject to lawful deductions, equal to Dr. Tanner’s pro-rated target annual bonus for the year ending December 31, 2024, and (iii) a lump-sum amount equal to $31,603. Additionally, notwithstanding any terms of the Equity Plan or any stock option award agreements to the contrary, all Company stock options previously granted to Dr. Tanner will remain exercisable and continue to vest through September 30, 2025. The Separation Agreement also includes a standard release and waiver by Dr. Tanner and other customary provisions.

Pursuant to the terms of the Consulting Agreement, Dr. Tanner will perform certain consulting services for the Company commencing on June 1, 2024, through December 1, 2025 (the “Services”). Under the Consulting Agreement, the Company shall pay Dr. Tanner $450 per hour for the Services and reimburse Dr. Tanner for reasonable and documented out-of-pocket expenses. The Consulting Agreement also contains other customary provisions.

The foregoing descriptions of each of the Separation Agreement and the Consulting Agreement do not purport to be complete and are subject to and qualified in their entirety by the terms and conditions of the full terms of the Separation Agreement and Consulting Agreement, respectively, which are filed as Exhibits 10.2 and 10.3 hereto, respectively, and incorporated by reference herein.

Item 8.01         Other Events

On May 20, 2024, the Company issued a press release announcing Mr. Elder’s appointment as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                  Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

10.1	Form of Amended & Restated Employment Agreement, effective as of June 1, 2024, by and between the Company and William Elder
10.2	Form of Separation Agreement, effective as of May 31, 2024, by and between the Company and J. William Tanner, Ph.D.
10.3	Form of Consulting Agreement, effective as of June 1, 2024, by and between the Company and J. William Tanner, Ph.D.
99.1	Press Release, issued May 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2024	CervoMed Inc.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	General Counsel